UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 9, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 9, 2005, the Company and XTO Barnett Inc., a wholly-owned subsidiary of the Company, entered into an Agreement and Plan of Merger with Antero Resources Corporation to purchase all of the shares of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin, for cash and equity consideration valued at approximately $685 million. Consideration in the transaction includes approximately $337.5 million cash, 10,000,000 shares of XTO Energy Inc. common stock, par value $0.01 per share, and warrants to purchase 1,500,000 shares of common stock at a purchase price of $36.00 per share for a five-year period following closing of the transaction. The agreement provides that the Company will file a registration statement with respect to the shares of common stock, including the shares underlying the warrants.

This acquisition will significantly increase the Company’s production and leasehold acreage in the core area of the Barnett Shale in Tarrant County, Texas and expand the Company’s acreage in Parker and Johnson counties of Texas. The Company’s internal engineers estimate proved reserves to be 440 billion cubic feet (Bcf) of natural gas, of which approximately 41% are proved developed. Reserve evaluation is based on the ownership of 61,000 net acres with new well spacing defined at 100 acres. Production from the properties currently totals 60 million cubic feet per day (Mmcf/d). The Company will operate 100% of these producing properties.

The transaction is expected to close on or before April 1, 2005. The final consideration will reflect revenue adjustments and corporate commitments, including development costs, ongoing acreage leasing activities and debt, if any, as of the closing date. The booked acquisition cost will include customary non-cash adjustments, including a step-up for deferred income taxes. Antero personnel, through Antero Resources II Corporation, will continue to provide management and operational services on the properties through June 2005 for certain overhead fees and other incentive payments and Antero’s executive management has agreed not to compete with the Company in the Barnett Shale play for periods ranging between two and three years. Closing is subject to, among other things, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Funding of the cash consideration is expected to be provided through cash flow and existing bank credit facilities.

Lehman Brothers is acting as financial advisor to Antero in this transaction, and an affiliate is a stockholder of Antero. Lehman Brothers provided investment banking services to the Company during 2004 in connection with the issuance of public and private debt and equity securities and provided a fairness opinion to the Board of Directors of the Company in connection with a related-party transaction. Lehman Brothers may provide investment banking services to the Company in the future.

Item 3.02. Unregistered Sales of Equity Securities.

As part of the consideration for the acquisition of Antero Resources Corporation described in Item 1.01, the Company will issue 10,000,000 shares of common stock and warrants to acquire 1,500,000 shares of common stock at a purchase price of $36.00 per share. The warrants are exercisable for a period of five years following closing and may be exercised through a cashless exercise procedure whereby the holder may surrender a portion of the warrant shares in payment of the purchase price of the warrant. The shares and the warrants will be issued at closing without registration under the Securities Act of 1933 in reliance on an exemption from registration under Section 4(2) of the Securities Act. The Company is obligated to file a shelf registration statement on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act covering the shares, including the shares underlying the warrants, and to have the registration statement declared effective as soon as practicable after closing.

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Item 7.01. Regulation FD Disclosure.

On January 11, 2005, the Company issued a press release announcing that it had agreed to purchase all of the stock of Antero Resources Corporation, a privately held company with oil and gas properties in the Barnett Shale in the Fort Worth Basin. In connection with announcing the acquisition, the Company said it expects to allocate $100 million to undeveloped leasehold acreage and seismic data and, as a result, the price paid for the proved reserves will be $1.33 per thousand cubic feet (Mcf) of natural gas. The Company also estimated development costs for proved undeveloped reserves at $0.96 per Mcf. Including these future drilling costs, the Company announced that the fully developed price paid increases to $1.90 per Mcf, excluding any upside potential. The Company also announced that it estimated upside natural gas reserve potential of 400 to 500 Bcf on the properties being acquired and estimated its reserve potential for all of the Company’s properties in the Barnett Shale to be 1 to 1.5 trillion cubic feet. The Company expects to double its total production rate in the Barnett Shale to 160 Mmcf/d by the end of 2006. As a result of the acquisition, the Company increased its production growth target in 2005 to 21-23%, up from 18-20%.

Forward-Looking Statement and Related Matters

Statements made in this Form 8-K, including those relating to proved reserves, upside reserve potential, production growth targets, purchase price allocations, acquisition costs per Mcf of proved reserves, development costs, production increases, and method of financing are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, failure to close the acquisition, failure to obtain consents from third parties, the availability of drilling equipment and technical personnel, the timing and results of drilling activity, higher than expected production costs and other expenses and objection to the transaction by the Federal Trade Commission under the Hart-Scott-Rodino Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Reserve estimates and estimates of reserve potential or upside with respect to the pending acquisitions were made by our internal engineers without review by an independent petroleum engineering firm. Data used to make these estimates were furnished by the sellers and may not be as complete as that which is available for our owned properties. We believe our estimates of proved reserves comply with criteria provided under rules of the Securities and Exchange Commission.

The Securities and Exchange Commission has generally permitted oil and gas companies, in their filings made with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation test to be economically and legally producible under existing economic and operating conditions. We use the terms reserve “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques in our Item 7.01 Regulation FD Disclosure furnished above that the SEC’s guidelines may prohibit us from including in filings with the SEC. These estimates by their nature are more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: January 13, 2005	By:	/s/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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